Exhibit 99.1

Xplore Technologies to Announce Fourth Quarter and Fiscal Year 2016 Financial Results on June 29

AUSTIN, Texas – June 21, 2016– Xplore Technologies Corp. (NASDAQ: XPLR), a manufacturer of fully-rugged and ultra-rugged tablet PCs, announced that it will release its financial results for its fourth quarter and fiscal year 2016 ended March 31, 2016 on Wednesday June 29, 2016 at 4:00 p.m. ET. The company will conduct a conference call and webcast to review the results on Wednesday, June 29, 2016, at 4:30 p.m. ET.

Interested parties in the United States can access the call by dialing 201-689-7817; interested parties outside the United States can access the call by dialing 877-269-7756. A live and archived webcast will be available online in the investor relations section of Xplore’s website at www.xploretech.com. A replay of the conference call will be available until 5 p.m. ET on July 29, 2016, by calling 201-612-7415 from the United States or 877-660-6853 from outside the United States and entering conference ID number 13639638.

About Xplore Technologies

Established in 1996, Xplore Technologies Corp. is the #2 provider of rugged tablet PCs worldwide. With its recent acquisition of the Motion product line, the company now delivers the broadest range of rugged Windows and Android tablets available in the market. The company’s award-winning tablet PCs are among the most powerful and longest lasting in their class – able to withstand nearly any hazardous condition or environmental extreme – and are purpose-built for the unique workflow demands of critical industries including oil & gas, utilities, telecommunications, government, military, public safety, manufacturing, distribution, and healthcare. Xplore's products are sold and serviced on a global basis across the Americas, Europe, Middle East, Africa, and Asia Pacific regions. For more information, visit the Xplore Technologies website at www.xploretech.com. Follow us on Twitter, Facebook, LinkedIn and YouTube.

Contact:
Tom Wilkinson, Chief Financial Officer
Phone: (512) 637-1162
Email: twilkinson@xploretech.com